United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 8, 2016
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2016, Brian E. Luoma, who currently serves as Executive Vice President, General Manager Siding of Louisiana-Pacific Corporation (the “Company”), notified the Board of Directors of the Company (the “Board”) that he will be resigning from employment with the Company at a mutually agreeable time no later than June 1, 2017. Effective January 1, 2017, Mr. Luoma will no longer be an executive officer of the Company.

To ensure a smooth transition, the Board authorized the Company to enter into a Separation Agreement with Mr. Luoma in connection with his departure from the Company. The Separation Agreement provides for Mr. Luoma to receive the following compensation and benefits: a cash amount equal to 18 months base salary less any salary Mr. Luoma receives as an employee from the Company after January 1, 2017; continued vesting of his restricted stock awards outstanding at the time of his termination of employment in accordance with their existing vesting schedules; an amount equal to 18 months of health insurance premiums; up to 12 months of outplacement services; financial planning services for the remainder of 2017; and tax return preparation services for 2017.

On December 8, 2016, the Company announced that the Board approved, on December 6, 2016, the promotion and appointment of Neil Sherman as Executive Vice President, General Manager Siding. Mr. Sherman’s promotion will be effective January 1, 2017. Mr. Sherman, age 54, is currently the Company’s Senior Vice President, General Manager Engineered Wood Products, a position that he has held since March 2015. Prior to that, Mr. Sherman was Vice President of Procurement, Logistics and Supply Management and has had held positions with increasing responsibility since joining the Company in 1994.

On December 8, 2016, the Company also announced that the Board approved, on December 6, 2016, the promotion and appointment of Jason Ringblom as Executive Vice President, General Manager OSB. Mr. Ringblom, age 34, is currently the Company’s Vice President, OSB Sales and Marketing, a position that he has held since March 2015. Prior to that, Mr. Ringblom was Regional Sales Manager for the Eastern Division of the United States. Prior to that, Mr. Ringbloom was OSB Sales Manager and has held positions with increasing responsibility since joining the Company in 2004.

The Company will enter into a Change-of-Control Agreement with Mr. Ringblom, effective January 1, 2017, substantially in the form of the Change-of-Control Agreement that the Company has entered into with its other executive officers.

Item 7.01 Regulation FD Disclosure

On December 8, 2016, the Company issued a press release relating to the promotions and reorganization of its Executive Leadership, which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued by Louisiana-Pacific Corporation on December 8, 2016 regarding changes in executive leadership

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: December 8, 2016